CONVERTIBLE LOAN AGREEMENT

THIS CONVERTIBLE LOAN AGREEMENT MADE AS OF THE 3rd DAY OF March, 2021 (the "Effective Date"). BETWEEN:

COM2000, INC., a company duly incorporated under the laws of Nevada, having its registered and records office at 1575 W Horizon Ridge Pkwy, #531401, Henderson, NV 89012, USA. (hereinafter referred to as the "Company")

AND:

Infinite Space Investment Ltd, a company duly incorporated under the laws of BVI, having its registered and records office at the BVI SEA MEADOW HOUSE, BLACKBURNE HIGHWAY, (P.O. BOX 116), ROAD TOWN, TORTOLA, BIRTISH VIRGIN ISLANDS.

(hereinafter referred to as the "Lender")

WHEREAS:

A.  The Company wishes to borrow from the Lender, and the Lender wishes to lend to the Company certain funds (defined herein as the "Loan") upon the terms and conditions set forth herein;

B.  The Loan may be converted (the "Conversion") into common shares (the "Shares") with a Stock Price of USD$0.03 in the capital stock of the Company upon the terms and conditions set forth herein; and

C.  The Lender understands and acknowledges to the Company that this Agreement is being made pursuant to an exemption (the "Exemption") from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") and Rule 903 of Regulation S of the Securities Act for the private offering of securities.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements herein contained, the receipt of which is hereby acknowledged by each of the parties hereto, the parties hereto covenant and agree each with the other (the "Agreement") as follows:

1.	Representations and Warranties of the Lender. The Lender represents and warrants to, and covenants and agrees with the Company that:

(a)  the Lender is aware of the significant economic and other risks involved in making the Loan to the Company and in acquiring and/or exercising the Conversion Right;

(b)  any Shares acquired by the Lender upon exercise of the Conversion Right may never be sold or otherwise transferred without registration under the Securities Act, unless an exemption from registration is available.

2.	The Loan

2.1  Subject to the terms of this Agreement, the Lender hereby agrees to loan to the Company, and the Company hereby agrees to borrow from the Lender, the sum of USD$20,000 (the " Loan").

2.2  On or before 5:00 p.m. local time in Las Vegas, Nevada on the 15th day of March, 2021 (the "Advancement Date"), the Lender shall deliver to the Company the Loan by certified cheque or money order made payable to the Company, or by wire transfer to the Company's bank account or to the Company's solicitors.

2.3  The Loan shall bear interest at a rate of 0% per annum (the "Interest") calculated on the capital amount of the Loan, payable in full together with the capital amount of the Loan, subject to any reductions in the capital amount of the Loan owed to the Lender by virtue of the Lender exercising its Conversion Right pursuant to subparagraph 2.5 of this Agreement, by 5:00 p.m. local time in Nevada on the day 1 year from the Effective Date (the "Due Date").

2.4	The Company shall be entitled to prepay any sum up to the full amount of the Loan then outstanding at any time without penalty or bonus.
3.	General
3.1	For the purposes of this Agreement, time is of the essence.

3.2  The parties hereto shall execute and deliver all such further documents and instruments and do all such acts and things as may either before or after the execution of this Agreement be reasonably required to carry out the full intent and meaning of this Agreement.

3.3	This Agreement shall be construed in accordance with the laws of the State of Nevada.

IN WITNESS WHEREOF the parties have hereunto set their hands and seals effective as of the Effective Date first above written.

Lender Signature: Hua Song Xiu . /s/ Hua Song Xiu ( For and on behalf of the Lender Company )

Company Approval Signatures : Director 1: /s/ Michael Gaard Director 2: /s/Victor Tong